UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 16, 2006

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On August 16, 2006, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) modified the terms of compensation to be paid to the non-employee lead director of the Board of Directors of the Company effective immediately. Compensation for the non-employee lead director, as modified, will include an annual retainer of $50,000. All other non-employee directors will continue to receive an annual retainer of $30,000. The lead director will no longer receive any additional annual retainer for serving as a committee chair. All other elements of non-employee director compensation remained unchanged. A summary sheet of director compensation is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          10.1 Summary of Board Compensation, dated August 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2006	Pacific Sunwear of California, Inc.
/s/ SETH R. JOHNSON
Seth R. Johnson
Chief Executive Officer, Board member

EXHIBIT INDEX

Exhibit	Description
10.1	Summary of Board Compensation, dated August 16, 2006